UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

MBX Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42272	84-1882872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 N. Meridian Street Suite 300
Carmel, Indiana		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 659-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MBX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2025, MBX Biosciences, Inc. (the "Company") announced its financial results for the quarter ended September 30, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included under Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 31, 2025, James M. Cornelius, a member of the Company’s board of directors (the “Board”) and the chairperson of the audit committee of the Board (the “Audit Committee”), resigned from the Board, including from his role on any committees, effective immediately. Mr. Cornelius’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Designation of Executive Chairman of the Board of Directors

On November 3, 2025, Steven Hoerter, a current member of the Board, was appointed to serve as executive chairperson of the Board, effective as of November 6, 2025. As executive chairperson, he will be responsible for the effective performance of the Board and will work closely with Mr. Hawryluk in an advisory capacity.

Mr. Hoerter’s biographical information is set forth in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2025, and such information is incorporated herein by reference.

Mr. Hoerter will receive the compensation set forth in the Company’s non-employee director compensation policy for service in the role of chairperson, and will be granted an option to purchase 100,000 shares of the Company’s common stock, to vest in equal monthly installments over a one-year period, commencing on the grant date, subject to the director’s continuous service with the Company on each applicable vesting date. The stock options shall have an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on the grant date. Mr. Hoerter’s compensatory arrangements as a member of the Board are disclosed in Proxy Statement and such information is incorporated herein by reference. As part of Mr. Hoerter’s appointment, the board of directors has confirmed that Mr. Hoerter continues to satisfy the relevant independence requirements for service on the Audit Committee set forth in the rules of the SEC and the Nasdaq listing rules. There are no arrangements or understandings between Mr. Hoerter and any other persons pursuant to which he was appointed as executive chairperson of the Company.

Appointments of Directors and Board Committee Assignments

Effective as of October 31, 2025, the Board appointed Ed Mathers, a current member of the Board, to the Audit Committee vacancy created by Mr. Cornelius’s resignation, and appointed Tiba Aynechi, a current member of the Board and of the Audit Committee, to serve as the chairperson of the Audit Committee in lieu of Mr. Cornelius. Following such appointments, the Audit Committee is comprised of Ms. Aynechi, as chairperson, Mr. Hoerter, and Mr. Mathers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by MBX Biosciences, Inc. on November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBX Biosciences, Inc.

Date:	November 6, 2025	By:	/s/ P. Kent Hawryluk
President and Chief Executive Officer (Principal Executive Officer)